CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into this 26th day of August 2009, by and between Acclivity, LLC (the “Company”) and Smith Consulting Services, Inc., a Utah corporation (the “Consultant”).

The Company is interested in retaining Consultant to assist in its business structure, and strategic planning.  Consultant has agreed to assist the Company, and, accordingly, the parties want to set forth their understanding in this Agreement.

Agreement

Based on the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, the Company and Consultant agree as follows:

1.

Consultant is hereby retained by the Company to serve as an independent consultant to provide services to the Company in connection with its strategic planning, organization structure, contracts, and general business consulting.  Consultant agrees to provide such services to the Company as it may from time to time reasonably request, including, without limitation, advice and services with respect to those matters as to which the Consultant has special competence by reason of the business experience, knowledge, and abilities of its management and staff.  Consultant’s staff and management shall make itself available during reasonable business hours to perform all services reasonably requested by the Company, up to 15 hours per week.  In addition to the services provided above, Consultant agrees to perform the following specific duties:

Identify a publicly-held company (the “Public Company”) which shall be acceptable to the Company as a merger or reorganization candidate, wherein the Company will merge with the shareholders of the Company owning at least 86% of the Public Company’s issued and outstanding shares upon the completion of the merger.

Submit all material documentation regarding the Public Company for review by an attorney and an accountant having expertise in matters relating to securities and corporate law, financial reporting practices, and related rules and regulations.

Pay all expenses associated with acquiring the Public Company, including accounting, legal fees and other costs associated with the preparation and completion of the accounting records necessary to effect the merger or reorganization, and all other reasonable and necessary expenses incurred through the time of completion of a Plan of Reorganization and the submission of an “8K Form” to the Securities and Exchange Commission.

Pay all costs and fees associated with preparing and filing with the Securities and Exchange Commission a registration statement on Form 10 for the purpose of registering the Public Company’s securities under section 12(g) of the Securities Act of 1934 and thus making the Public Company subject to the periodic reporting requirements of Section 13 and 15(d) of the Exchange Act.  Assist in the preparation and submission of documents to the OTC Bulletin Board and upon their approval, suggest three or more “market makers” for your consideration and approval.

2.

Term.  This Agreement shall remain in full force and effect for one year after the date hereof.

3.

Compensation.  For services rendered under this Agreement, Consultant shall receive shares of the Company’s common stock in an amount that shall equal 9½% of the total issued and outstanding shares of Common Stock of the Company after the completion of the merger or reorganization of the Company with a Public Company.  The Company shall pay Consultant $400,000.00 on the execution hereof as additional compensation.

4.

Reimbursement for Costs Not Covered by This Agreement.  The Company shall pay all reasonable and necessary business expenses incurred by Consultant in the course of providing advice and services to the Company under the terms of this Agreement, provided that Consultant shall obtain verbal authorization from the Company before committing to any such business expenditure in excess of $500.00.  Consultant shall provide to the Company, receipts or other acceptable documentation evidencing those costs and the Company shall pay such expenses to the Consultant within thirty (30) days of the receipt of that documentation.  In addition, the Company shall pay directly, or through reimbursement to Consultant, all costs not included in paragraph 1, above, such as costs for preparation and printing of business plans and projections.

5.

Duties of the Company.  The Company shall be responsible for performing the following: Providing, on a timely basis, all records, documents, and other information specifically including financial and business records which may be requested by Consultant and providing such other assistance Consultant may require.

6.

Compliance with Securities Laws.  The consummation of this Agreement and the transactions herein contemplated, including the issuance of shares of Common Stock by the Company to Consultant as contemplated hereby, constitute the offer and sale of securities under the Securities Act, and certain state statutes.  Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, inter alia, upon the circumstances under which the Consultant acquires such shares of Common Stock.  In connection with reliance upon exemptions from the registration and the prospectus delivery requirements for such transactions, the Consultant shall provide the Company with such representations and assurances as the Company may reasonable request.  The parties shall cooperate and utilize their best efforts to document reliance on exemptions from registration under applicable federal and state securities laws.

7.

Independent Contractor.  Consultant is retained under the terms of this Agreement as an independent contractor and nothing herein shall be construed as creating an employer/employee relationship between the parties.  Consultant shall be solely liable for the payment of any taxes imposed or arising out of the payment of the compensation to him by the Company as set forth in this Agreement.

8.

Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other party.

9.

Entire Agreement.  This Agreement supersedes and supplants all prior agreements or understanding between the parties hereto with respect to the advice and services to be provided by Consultant to the Company.  All negotiations, commitment, and understandings of both parties have been incorporated herein.  This Agreement cannot be changed therewith.

10.

Notices.  All notices, demands, requests, or other communications required or authorized hereunder, with the exception of the authorizations for expenditures mentioned in paragraph #4, shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight delivery:

If to the Company, to:

Acclivity, LLC

Attn: Robert Bryson

138 East 12300 South, Suite C-200

Draper, UT 84020

If to Consultant, to:

Smith Consulting Services, Inc.

Attn:  Karl Smith, President

455 East 500 South, Suite 201

Salt Lake City, Utah 84111

Telecopy No: (801) 532-1765

Or such other address and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

11.

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah, and Company agrees that any action concerning the enforcement, interpretation or breach of this Agreement shall be brought in the Third District Court, Salt Lake County, State of Utah.

12.

Severability.  If, and to the extent that, any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

13.

Third party beneficiary.  No director, officer, stockholder, employer, agent, independent contractor, or any other person or entity shall be deemed to be a third party of this Agreement.

14.

Waiver.  No failure by any party to insist on the strict performance of any covenant, duty, agreement, or condition of the Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition.

The Company:

Acclivity, LLC

By: /s/Robert Bryson

     Robert Bryson, CEO

By: /s/Garrett Daw

      Garrett Daw, SVP

The Consultant:

Smith Consulting Services, Inc.

By: /s/Karl Smith

     Karl Smith, President